Exhibit 10.1

March 9, 2010

American Capital, Ltd.

2 Bethesda Metro Center

14th Floor

Bethesda, MD 20814

Attn: Compliance Officer

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn:	Christopher Aidun Jeffrey Tanenbaum Debra Dandeneau

Ladies and Gentlemen:

Reference is made to the Lock Up Agreement, dated as of November 20, 2009 (the “Lock Up”), by and among American Capital, Ltd., a Delaware corporation (the “Company”), and each of the creditors party thereto (the “Consenting Creditors”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lock Up. This letter is to confirm that the Company and the Administrative Agent hereby agree to extend the date of “March 15, 2010” to “March 31, 2010” in both Section 4(ii)(A)(1) and Section 4(ii)(A)(2) of the Lock Up in accordance with the terms therein.

If the above correctly reflects our understanding with respect to the foregoing matters, please so confirm by signing the enclosed copy of this letter.

Very truly yours,

WACHOVIA BANK, N.A., as Administrative Agent

By:	/s/ Mike Romanzo
Name:	Mike Romanzo
Title:	Director

Agreed to and accepted as of the date first set forth above:

AMERICAN CAPITAL, LTD.

By:	/s/ Samuel A. Flax
Name:	Samuel A. Flax
Title:	Executive Vice President and General Counsel